                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           SHOWBIZ PIZZA TIME INC
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                            SHOWBIZ PIZZA TIME, INC.
                           4441 WEST AIRPORT FREEWAY
                              IRVING, TEXAS 75062
                                 (214) 258-8507

May 4, 1995

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of the Company to be held at 9:00 a.m. local time, Thursday, June 8, 1995, at the Company's Chuck E. Cheese's restaurant located at 7935 Grapevine Highway, North Richland Hills, Texas.

     At the meeting you will be asked to re-elect three current directors, authorize an increase in the number of shares available for issuance under the Company's current stock option plan and adopt a new formula stock option plan for non-employee directors of the Company.

     The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     It is important that your shares be represented at the meeting, whether or not you attend personally. I urge you to sign, date and return the enclosed proxy at your earliest convenience.

                                      Sincerely,

                                      RICHARD M. FRANK
                                      Chairman and Chief Executive Officer

                            SHOWBIZ PIZZA TIME, INC.
                           4441 WEST AIRPORT FREEWAY
                              IRVING, TEXAS 75062
                                 (214) 258-8507

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 1995

To the Stockholders of
ShowBiz Pizza Time, Inc.:

     Notice is hereby given that the annual meeting of stockholders of ShowBiz Pizza Time, Inc., a Kansas corporation, will be held at the Company's Chuck E. Cheese's restaurant located at 7935 Grapevine Highway, North Richland Hills, Texas on June 8, 1995, at 9:00 a.m. local time, for the following purposes:

          1. To re-elect three Class I directors to serve for a term of three years each or until their respective successors are elected and qualified or until their earlier resignation or removal;

          2. To authorize an increase in the number of shares available for issuance pursuant to the Company's 1988 Non-Statutory Stock Option Plan;

          3. To adopt a Non-Employee Directors Stock Option Plan; and

          4. To transact such other business as may properly come before the meeting.

     It is desirable that as large a proportion as possible of the stockholders' interests be represented at the meeting. Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the envelope provided so that your stock will be represented. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting. Please date and sign the enclosed proxy and return it promptly in the enclosed envelope.

     Only stockholders of record at the close of business on May 1, 1995 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                        By Order of the Board of Directors,

                                        ALICE WINTERS
                                        Assistant Secretary

Irving, Texas
May 4, 1995

                            SHOWBIZ PIZZA TIME, INC.
                           4441 WEST AIRPORT FREEWAY
                              IRVING, TEXAS 75062
                                 (214) 258-8507

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 1995

     This proxy statement is furnished to stockholders of ShowBiz Pizza Time, Inc., a Kansas corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the annual meeting of stockholders (the "Annual Meeting") to be held at 9:00 A.M. local time on June 8, 1995 at the Company's Chuck E. Cheese's restaurant located at 7935 Grapevine Highway, North Richland Hills, Texas. Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the Annual Meeting and not revoked. A proxy may be revoked at any time before it is voted either in person at the Annual Meeting or by giving prior written notice to the Assistant Secretary of the Company. This proxy statement was first sent or given to the Company's stockholders on or about May 4, 1995.

                           OUTSTANDING CAPITAL STOCK

     The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is May 1, 1995. At the close of business on that date, the Company had issued and outstanding and entitled to receive notice of and vote at the Annual Meeting 12,275,177 shares of Common Stock, $.10 par value (the "Common Stock"), and 49,570 shares of Class A Preferred Stock, $60 par value (the "Preferred Stock"). No other class of securities of the Company is entitled to notice of, or to vote at, the Annual Meeting of stockholders.

                    ACTION TO BE TAKEN AT THE ANNUAL MEETING

     The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted:

          1. For the re-election of the three Class I director nominees named herein to serve for a term of three years each or until their respective successors shall be elected and qualified or until their earlier resignation or removal;

          2. To authorize an increase in the number of shares available for issuance pursuant to the Company's current 1988 Non-Statutory Stock Option Plan (the "1988 Option Plan");

          3. To adopt a Non-Employee Directors Stock Option Plan (the "Formula Stock Option Plan"); and

          4. In the discretion of the proxyholders, as to the transaction of such other business as may properly come before the Annual Meeting.

     Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the Annual Meeting, the proxyholders may vote the proxies in their discretion. The Board of Directors is not presently aware of any other matters or business to be brought before the Annual Meeting.

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the aggregate outstanding shares of Common Stock and Preferred Stock is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as one class, represented in person or by proxy at the Annual Meeting, is necessary to approve all matters to be submitted to the stockholders. In deciding all questions, a holder is entitled to one vote, in person or by proxy, for each share of Common Stock or Preferred Stock held in his name on the record date.

Solely with respect to the election of directors, the bylaws of the Company provide that a stockholder shall have that number of votes equal to the number of shares held by him as of the record date multiplied by the number of directors being elected and is entitled to cumulate his votes and cast them all for any single nominee or to spread his votes, so cumulated, among as many nominees and in such manner as he sees fit. Directors must be elected by a plurality of the votes cast.

     A stockholder who is present, in person or by proxy, and who withholds his vote in the election of directors will be counted for purposes of determining whether a quorum exists, but the withholding of his vote will not affect the election of directors. A stockholder who is present, in person or by proxy, and who abstains from voting on other proposals, will be counted for purposes of a quorum, and the abstention will have the same effect as a vote against the proposals. Brokers' "non-votes" are treated the same as votes withheld or abstained.

                            REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the Annual Meeting. It may be revoked by filing with the Assistant Secretary of the Company, Alice Winters, 4441 W. Airport Freeway, Irving, Texas 75062, a written notice of revocation or duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                       PRINCIPAL HOLDERS OF CAPITAL STOCK

     The table on the following page sets forth information, as of May 1, 1995, relating to the beneficial ownership of the Company's Common Stock and Preferred Stock by: (i) each director and Named Executive Officer (as hereinafter defined) of the Company as of such date, (ii) the directors and the Named Executive Officers of the Company as a group (11 persons) as of such date, and (iii) each person, as that term is used in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), known to the Company to own beneficially 5% or more of the outstanding shares of Common Stock or Preferred Stock. Except as otherwise indicated, each of the persons named in the table is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock or Preferred Stock beneficially owned by such person. Information as to the beneficial ownership of Common Stock and Preferred Stock by directors and Named Executive Officers of the Company has been furnished by the respective directors and Named Executive Officers.

                                                                                         PERCENTAGE OF CLASS
                                                                                             OUTSTANDING
       NAME (AND ADDRESS FOR        NUMBER OF SHARES OF       NUMBER OF SHARES OF   ------------------------------
       5% BENEFICIAL OWNERS)           COMMON STOCK             PREFERRED STOCK     COMMON STOCK   PREFERRED STOCK
- ----------------------------------- -------------------       -------------------   ------------   ---------------
Charles A. Crocco, Jr..............          1,930(A)(B)                  0             (C)               0.0%
Richard M. Frank...................        690,024(D)                     0              5.6%             0.0%
Anthony J. Gumbiner................              0(A)(E)(F)               0              0.0%             0.0%
Richard T. Huston..................         33,612(G)                     0             (C)               0.0%
Robert L. Lynch....................            613(A)(B)                  0             (C)               0.0%
Michael H. Magusiak................         42,177(H)                     0             (C)               0.0%
Louis P. Neeb......................              0(B)                     0              0.0%             0.0%
Larry G. Page......................              0(I)                     0              0.0%             0.0%
Cynthia I. Pharr...................              0(B)                     0              0.0%             0.0%
J. Thomas Talbot...................          7,500(A)(B)                  0             (C)               0.0%
Brian M. Troup.....................              0(A)(E)(J)               0              0.0%             0.0%
Directors and Executive Officers as
  a Group..........................        775,856                        0              6.3%             0.0%
The Hallwood Group Incorporated....      1,784,193(K)                     0             14.5%             0.0%
  3710 Rawlins, Suite 1500
  Dallas, TX 75219
Massachusetts Financial Services
  Company..........................      1,144,900(L)                     0              9.3%             0.0%
  500 Boylston Street
  Boston, MA 02116-0741
Snyder Capital Management, Inc.....      1,173,200(M)                     0              9.6%             0.0%
  350 California Street
  Suite 1460
  San Francisco, CA 94104
Time Warner, Inc...................              0                   16,011(N)           0.0%            32.3%
  75 Rockefeller Plaza
  New York, NY 10019
River Forest State Bank & Trust
  Co...............................             22                    3,139              0.0%             6.3%
  7727 West Lake Street
  River Forest, IL 60305
New Valley Corporation.............        780,619(O)                     0              6.4%             0.0%
  100 Southeast 2nd Street
  Miami, FL 33131

- ---------------
(Footnotes appear on the following page)

(A) Excludes shares owned of record by The Hallwood Group, Inc. ("Hallwood"), described in footnote (K).
(B) Excludes 7,500 shares purchasable pursuant to options issued under the Company's 1988 Option Plan, which options vest in equal annual increments of 2,500 shares on each of August 19, 1995, August 19, 1996 and August 19, 1997.
(C)  Constitutes less than 1% of the Company's outstanding Common Stock.
(D) Includes 172,983 shares which are subject to forfeiture pursuant to the terms of Mr. Frank's employment agreement. See "Employment Agreements."
(E) Excludes 200,144 shares pledged to IBJ Schroder Bank & Trust Company, as trustee under an indenture as collateral for bonds issued by Hallwood Holdings SA, a Luxembourg corporation ("HHSA"). HHSA previously owned certain warrants issued by the Company which entitled HHSA to purchase such shares, but HHSA distributed such warrants to its shareholders as part of a reduction of capital and premium in July 1993. HHSA no longer claims any beneficial interest in the shares, but the shares remain pledged as collateral for bonds issued by HHSA. Mr. Gumbiner is a director of HHSA. Mr. Gumbiner's address is c/o The Hallwood Group Incorporated, 3710 Rawlins Street, Suite 1500, Dallas, Texas 75219. Mr. Troup is also a director of HHSA. Mr. Troup's address is c/o The Hallwood Group Incorporated, 3710 Rawlins Street, Suite 1500, Dallas, Texas 75219. This note is based on information in Amendment No. 3 to Schedule 13D of HHSA dated July 5, 1993.
(F) Excludes 496,382 shares held by a trust for which Mr. Gumbiner has the power to designate and replace the trustees, 120,086 shares of which are included in footnote (E).
(G) Includes 15,000 shares purchasable pursuant to options issued under the 1988 Option Plan but excludes 60,000 shares purchasable pursuant to options issued under the 1988 Option Plan which are not exercisable within 60 days of the date hereof.
(H) Includes 15,000 shares purchasable pursuant to options issued under the 1988 Option Plan but excludes 90,000 shares purchasable pursuant to options issued under the 1988 Option Plan which are not exercisable within 60 days of the date hereof.
(I) Excludes 15,000 shares purchasable pursuant to options issued under the 1988 Option Plan which are not exercisable within 60 days of the date hereof.
(J) Excludes 330,922 shares held by a trust for which Mr. Troup has the power to designate and replace the trustees, 80,058 shares of which are included in footnote (E).
(K) Based on information in Amendment No. 8 to Schedule 13D dated June 3, 1994. The directors of Hallwood are Anthony J. Gumbiner, Brian M. Troup, Charles
     A. Crocco, Jr., Robert L. Lynch and J. Thomas Talbot. Mr. Gumbiner is Chairman of the Board and Chief Executive Officer of Hallwood. Mr. Troup is President and Chief Operating Officer of Hallwood. The Company has also been informed that such shares are pledged as collateral to secure certain obligations of Hallwood.
(L) Based on information in Amendment No. 1 to Schedule 13G dated February 6, 1995. This number includes 750,000 shares beneficially owned by MFS Series Trust II -- MFS Emerging Growth Fund.
(M) Based on information in Amendment No. 1 to Schedule 13D received August 3, 1994. Of its total shares, Snyder Capital Management, Inc. has shared voting power over 1,019,500 shares and shared dispositive power over 1,173,200 shares. This number also includes 117,000 shares owned by Stirling Partners, of which Snyder Capital Management, Inc. is the general partner.
(N) Based on information in Amendment No. 2 to Schedule 13D dated July 1, 1994. Of its total shares, Time Warner, Inc. has shared voting power over 16,011 shares and shared dispositive power over 16,011 shares.
(O) Based on information in Schedule 13D dated April 26, 1995. This number also includes 15,800 shares held by CPI Securities, L.P. ("CPIS") as to which New Valley Corporation ("New Valley") may be deemed to be the beneficial owner as a result of an agreement between New Valley and CPIS to act together with respect to certain matters concerning the Common Stock. This number includes 3,300 shares held by certain controlling persons of CPIS.

                                  PROPOSAL 1:

                        RE-ELECTION OF CLASS I DIRECTORS

     The terms of the three Class I directors expire at the Annual Meeting of the stockholders in 1995. The Board of Directors has nominated for re-election at the Annual Meeting all three incumbent Class I directors, each to serve for a term of three years. Each nominee of the Board of Directors has expressed his intention to serve the entire term for which re-election is sought.

     Directors will be elected by cumulative voting. To be elected as a director, a candidate must be among the three candidates who receive the most votes out of all votes cast at the Annual Meeting for the election of directors. See "Quorum and Voting."

     The following table lists the names and ages (as of May 1, 1995) of the three director nominees and the six directors whose terms of office will continue after the Annual Meeting, the year in which each director was first elected as a director of the Company, the class to which each director has been or will be elected, and the Annual Meeting at which the term of each director will expire.

                                                                       DIRECTOR                TERM
NOMINEE DIRECTORS                                              AGE      SINCE       CLASS     EXPIRES
- -----------------                                              ---     --------     -----     -------
Richard M. Frank.............................................  47        1985       I           1995
Anthony J. Gumbiner..........................................  50        1988       I           1995
Michael H. Magusiak..........................................  39        1988       I           1995

CONTINUING DIRECTORS
- --------------------
Charles A. Crocco, Jr........................................  56        1988       II          1996
Robert L. Lynch..............................................  77        1988       II          1996
Cynthia I. Pharr.............................................  46        1994       II          1996
J. Thomas Talbot.............................................  59        1988       III         1997
Brian M. Troup...............................................  48        1988       III         1997
Louis P. Neeb................................................  56        1994       III         1997

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NAMED NOMINEES.

         ADDITIONAL INFORMATION ABOUT THE EXECUTIVE OFFICERS, BOARD OF
               DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

                               EXECUTIVE OFFICERS

     The following table sets forth the names and certain other information regarding the executive officers of the Company as of May 1, 1995.

                                                                                  YEAR FIRST ELECTED
                                                                                     AS EXECUTIVE
NAME                                  AGE   POSITION                                   OFFICER
- ----                                  ----  --------                              ------------------
Richard M. Frank....................   47   Chairman of the Board and Chief              1985
                                            Executive Officer

Michael H. Magusiak.................   39   President                                    1988

Richard T. Huston...................   49   Executive Vice                               1986
                                            President -- Marketing and
                                            Entertainment

Larry G. Page.......................   51   Executive Vice President, Chief              1994
                                            Financial Officer and Treasurer

              BUSINESS HISTORY OF EXECUTIVE OFFICERS AND DIRECTORS

     A brief description of the business history of the directors and executive officers of the Company is provided below.

     RICHARD M. FRANK has been Chairman of the Board and Chief Executive Officer of the Company since March 1986 and has been a director of the Company since June 1985. He served as President and Chief Operating Officer from June 1985 until October 1988. He joined the Company in 1985.

     MICHAEL H. MAGUSIAK was elected President of the Company in June 1994. He had previously served as Executive Vice President, Chief Financial Officer and Treasurer since June 1988. He has also served as a director of the Company since 1988. He was Vice President of the Company from October 1987 to June 1988 and Controller of the Company from October 1987 to January 1989. He joined the Company in July 1987.

     RICHARD T. HUSTON has served as Executive Vice President of the Company since July 1986 and as Director of Marketing and Strategic Development since January 1993. His responsibilities were expanded in June 1994 to include entertainment as well as marketing. He served as Director of Marketing and Development from October 1988 to January 1993. He served as Vice President from October 1985 to July 1986, as Director of Marketing from October 1985 to October 1988, and as a director from July 1986 to September 1988. He joined the Company in 1985.

     LARRY G. PAGE has served as Executive Vice President, Chief Financial Officer and Treasurer of the Company since October 1994. Prior to joining the Company, Mr. Page served as Vice President and Regional General Manager in the retail services division of Comdata Holdings Corporation, a publicly-held financial services company, from July 1985 to October 1994. Mr. Page is a Certified Public Accountant and was a partner in various national and regional public accounting firms, including Arthur Andersen LLP, from August 1978 through July 1985.

     CHARLES A. CROCCO, JR. was elected as a director of the Company in September 1988. He is a shareholder in the New York City law firm of Crocco & DeMaio, P.C. He has served as a director of Hallwood, a merchant bank and diversified holding company, since 1981, and as a director of BancTEXAS Group, Inc., a publicly-held bank holding company, since April 1988.

     ANTHONY J. GUMBINER was elected as a director of the Company in September 1988. He has served as a director and Chairman of the Board of Hallwood since 1981 and as Chief Executive Officer of Hallwood since 1984; as Chairman of Hallwood Holdings S.A., a real estate investment company, since March 1984; as a director of Hallwood Energy Corporation, a publicly-held oil and gas company that is the general partner of Hallwood Energy Partners L.P., since May 1984 and as Chairman of the Board and Chief Executive Officer since February 1987; as a director and Chairman of the Board of Hallwood Realty Corporation, which is the general partner of Hallwood Realty Partners L.P., a publicly traded master limited partnership, since 1990; and as a director of Hallwood Consolidated Resources Corporation, an oil and gas company, since May 1992. He is a Solicitor of the Supreme Court of Judicature of England.

     ROBERT L. LYNCH was elected as a director of the Company in September 1988. He has served as a director and Vice Chairman of Hallwood since May 1984. He is Chairman of the Board and Chief Executive Officer of Perpetual Storage, Inc. and has served as a director of that company since 1969.

     LOUIS P. NEEB was elected as a director of the Company in August 1994. From August 1982 to present, Mr. Neeb has been President of Neeb Enterprises, Inc., a management consulting firm specializing in restaurants. From October 1993 through January 1994, he was Chairman of the Board of Spaghetti Warehouse, Inc., a publicly-traded restaurant company. From July 1991 through January 1994, Mr. Neeb was President and Chief Executive Officer of Spaghetti Warehouse, Inc. From September 1989 through June 1991, Mr. Neeb was President and Chief Executive Officer of GEEST USA (and its affiliates), a refrigerated food business. Mr. Neeb has also had other extensive experience in the restaurant industry including serving as Chairman of the Board of Burger King Corporation. Mr. Neeb was instrumental in the development of Applebee's Neighborhood Grill and Bar as well as Bennigan's. Mr. Neeb has also been a member of the Board of Directors of the Franchise Finance Corporation of America, a publicly-traded real estate trust which provides real estate for restaurants, since August 1994.

     CYNTHIA I. PHARR was elected as a director of the Company in August 1994. She is currently President and Owner of C. Pharr & Company, a communications management consulting firm. She has served in that position since March 1993. From May 1989 through February 1993, Ms. Pharr was President and Chief Executive Officer of Tracy -- Locke/Pharr PR, a public relations firm. From August 1986 through April 1989, she was President and owner of C. Pharr & Company, Inc. a public relations agency. Ms. Pharr has served as a member of the Board of Directors of Spaghetti Warehouse, Inc. since August 1991, as well as Chairman of the Board of GuestCare, Inc., a privately held technology company, from February 1994 to present.

     J. THOMAS TALBOT was elected as a director of the Company in September 1988. He served as Chairman of the Board and Chief Executive Officer of HAL, Inc., Hawaiian Airlines, and West Maui Airport from August 1989 until July 1991. Mr. Talbot founded Jet America Airlines, Inc., a commercial airline company, and served as its Chairman from December 1980 until October 1986. He also has been owner of The Talbot Company, a sole proprietorship, since 1982; a partner of Shaw and Talbot, a commercial real estate investment and development company, since April 1975; and a partner of Pacific Management Group, an asset management firm, since December 1986. Mr. Talbot has served as a director of Hallwood since 1984; as a director of Alliance Bancorporation, a bank holding company, since April 1988 and as Chairman and Chief Executive Officer of Alliance Bancorporation from August 1992 until February 1994; as a director of Fidelity National Financial since April 1991; as a director of Resort Income Investors from June 1992 until October 1993; as a Director of The Baldwin Company and the Koll Real Estate Group, Inc. since June 1993; and as a Director of Hemmeter Enterprises, Inc. since October 1993.

     BRIAN M. TROUP was elected as a director of the Company in September 1988. He has served as a director of Hallwood since 1981 and as President and Chief Operating Officer of Hallwood since April 1986; as a director of Hallwood Holdings S.A. since March 1984; as a director of Hallwood Energy Corporation since May 1984; as a director of Hallwood Realty Corporation since 1990 and as a director of Hallwood Consolidated Resources Corporation since May 1992. He is an associate of the Institute of Bankers in Scotland and a member of the Society of Investment Analysts in the United Kingdom.

     Except as set forth above, none of the directors of the Company hold directorships in any company with a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Four regularly scheduled meetings of the Board of Directors were held during 1994. Each of the directors attended at least 75% of the meetings held by the Board of Directors, and by each committee on which he or she served, in 1994.

     The Board of Directors has established an Executive Committee of four members to assist the Board of Directors in carrying out its duties. The Executive Committee (comprised of Messrs. Frank, Gumbiner, Magusiak and Troup) acts in the place of the Board of Directors when the Board of Directors is not in session and may exercise substantially all of the powers of the Board of Directors other than those powers specifically required by law or by the Company's Bylaws to be exercised by the full Board of Directors. The Executive Committee held informal meetings in person or by telephone on an irregular basis in 1994.

     The Board of Directors has also established an Audit Committee of three members. The Audit Committee is comprised of Messrs. Crocco, Talbot and Troup. The functions performed by the Audit Committee are: (i) consideration of the Company's system of internal controls, (ii) review of the performance and findings of the Company's Internal Audit Department and (iii) review of services provided by the Company's independent auditors. The Audit Committee met four times in 1994.

     The Board of Directors has established a Compensation Committee of three members. The Compensation Committee is comprised of Messrs. Frank, Gumbiner and Troup. The functions performed by the Compensation Committee are the: (i) recommendation of compensation, including performance bonuses, payable to the Company's executive officers (excluding Mr. Frank), and (ii) recommendation of performance bonuses for other employees of the Company. The Compensation Committee met on one occasion in 1994.

     In March 1992, the Board of Directors established a Stock Option Committee and a Stock Grant Committee, each comprised of Messrs. Gumbiner and Troup, to administer the 1988 Option Plan and the Company's Stock Grant Plan, respectively. These committees took actions by various unanimous written consents in 1994.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly paid executive officers of the Company (the "Named Executive Officers") for the fiscal years ended January 1, 1993, December 31, 1993, and December 30, 1994 (designated herein as fiscal years 1992, 1993 and 1994, respectively.)

                                                                                                   LONG-TERM
                                                          ANNUAL COMPENSATION                 COMPENSATION AWARDS
                                             ----------------------------------------------   --------------------
                                                                                              RESTRICTED
                                                                   OTHER ANNUAL                 STOCK
                                             FISCAL                COMPENSATION                 AWARDS     OPTIONS
       NAME (AND PRINCIPAL POSITION)          YEAR    SALARY ($)      ($)(A)      BONUS ($)     ($)(B)       (#)
- -------------------------------------------  -------  ----------   ------------   ---------   ----------   -------
Richard M. Frank...........................   1994    1,000,000       25,005            --            --       --
  (Chief Executive Officer)                   1993      987,692       24,791            --    11,823,841       --
                                              1992      360,000       21,441      2,978,516           --       --

Richard T. Huston..........................   1994      145,000       12,602            --            --   60,000
  (Executive Vice President)                  1993      144,827       12,016            --            --   10,000
                                              1992      139,808       11,933        69,648            --   15,000

Michael H. Magusiak........................   1994      193,096       12,467            --            --   90,000
  (President)                                 1993      144,827       11,676            --            --   10,000
                                              1992      139,423       11,564        50,839            --   15,000

Larry G. Page(C)...........................   1994       31,250       11,578            --                 15,000
  (Executive Vice President)                  1993           --           --            --                     --
                                              1992           --           --            --                     --

John T. Spaight(D).........................   1994      250,000       21,644            --            --   60,000
  (Executive Vice President)                  1993      250,000       17,676            --            --   10,000
                                              1992      248,077       16,908       115,357            --   15,000

- ---------------

(A) Includes car allowance of $15,600 per year for Mr. Frank and $9,000 per year for Messrs. Huston, Magusiak, Page and Spaight. Relocation expense of $9,293 is included for Mr. Page in 1994.
(B) Dollar values are calculated as the closing market price of Common Stock on the date of grant minus par value of $.10 per share payable by the recipient multiplied by the number of shares of restricted stock awarded. All such stock is awarded under the Company's Stock Grant Plan. The aggregate value of such restricted shares held by Mr. Frank on December 30, 1994 (based on 248,708 shares at a closing price of $7.765) is $1,906,347. Dividends are payable on such restricted stock on the same terms as on other shares of the Company's Common Stock.
(C) The amount indicated is Mr. Page's actual salary received during fiscal 1994 which is less than his annualized salary of $127,000 because his employment with the Company did not commence until October 1994.
(D) Mr. Spaight was President of the Company until June 1994 at which time he became Executive Vice President -- Operations. Mr. Spaight resigned his position with the Company in January 1995.

                             EMPLOYMENT AGREEMENTS

     Each of Messrs. Frank and Magusiak has entered into an employment agreement (individually, an "Employment Agreement" and together, the "Employment Agreements") with the Company, both of which expire on December 31, 1997. Mr. Frank's Employment Agreement provides that he is to be paid a base annual salary of $1,000,000 per year, with such additional benefits and/or compensation as may be determined by the Board of Directors. Pursuant to his Employment Agreement, Mr. Frank was issued 414,508 restricted shares of the Company's Common Stock in April 1993 under the Stock Grant Plan, of which 20,725 shares would vest at the end of each fiscal quarter of the Company during the term of his Employment Agreement, other than the last of such fiscal quarters at the end of which 20,733 shares vest. As of May 1, 1995, 181,525 of such shares have vested. Effective March 31, 1995, Mr. Frank forfeited 60,000 of the unvested restricted shares previously awarded to him, which forfeiture is applied in equal annual increments of 20,000 shares, applied quarterly to the shares otherwise scheduled to vest for that particular quarter. Mr. Magusiak's Employment Agreement originally provided for an annual base salary of $145,000, which amount may be increased in such amounts and on such dates as the Compensation Committee of the Board of Directors may determine. In January 1994, Mr. Magusiak's annual base salary was increased to $175,000. In September 1994, Mr. Magusiak's annual base salary was increased to $240,000. In addition, the Board of Directors, in its sole discretion, may provide other compensation and/or benefits to Messrs. Frank and Magusiak.

     Under the terms of the respective Employment Agreements, if the covered executive's employment with the Company is terminated by the Company (other than as a result of "permanent disability" (as defined in the Employment Agreement) or, in the case of Mr. Magusiak, upon his death or for "Cause" (as defined in his Employment Agreement")), Mr. Frank will be entitled to receive a severance amount equal to $3,000,000 and Mr. Magusiak will be entitled receive a severance amount equal to twice his then current annual base salary (together, the "Severance Amounts"). In the event Mr. Magusiak is terminated for Cause, he shall receive his base salary through the date on which the Board of Directors takes its action to terminate him. In the event of his death, Mr. Magusiak shall be entitled to receive his base salary through the date of his death.

     The Employment Agreements also provide that each of Messrs. Frank and Magusiak will receive his respective Severance Amount in the event there is a Change of Control (as defined below) of the Company and the covered executive voluntarily terminates his employment within one year after such a Change of Control. A "Change of Control" is deemed to have occurred with respect to the Company if: (i) any person or group of persons acting in concert (other than Hallwood) or its affiliates in which the covered executive is not an investor, partner, officer, director or member shall acquire, directly or indirectly, the power to vote, or direct the voting of, more than 33% of the then outstanding voting securities of the Company or (ii) during any consecutive 18 month period a majority of the Board of Directors is elected or appointed and consists of persons who were not directors of the Company as of the date of the respective Employment Agreement and whose election or appointment as directors of the Company is actively opposed by the covered executive.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted to each of the Named Executive Officers in the fiscal year ended December 30, 1994.

                                                                                                POTENTIAL
                                                                                            REALIZABLE VALUE
                                                                                            AT ASSUMED ANNUAL
                                                                                             RATES OF STOCK
                            NUMBER OF          % OF TOTAL                                         PRICE
                           SECURITIES           OPTIONS                                     APPRECIATION FOR
                           UNDERLYING          GRANTED TO      EXERCISE                      OPTION TERM($)
                         OPTIONS GRANTED      EMPLOYEES IN      PRICE      EXPIRATION       -----------------
                               (#)            FISCAL YEAR     (SHARE)($)      DATE            5%        10%
                         ---------------      ------------    ----------   ----------       -------   -------
Richard M. Frank.......           --                --             --             --             --        --
Richard T. Huston......       60,000(A)           16.8%         (A)           (A)           186,624   410,228
Michael H. Magusiak....       60,000(B)           16.8%         (B)           (B)           190,165   418,237
                              30,000(C)            8.4%          8.13        8-18-99         67,385   148,903
Larry G. Page..........       15,000(D)            4.2%          7.94        10-3-99         32,905    72,712
John T. Spaight(E).....       60,000              16.8%         (E)           (E)                --        --

- ---------------

(A) Options to acquire 39,000 of such shares at an exercise price of $13.75 per share, which options expire on January 11, 1999, are exercisable as follows:
    (i) 40% on January 11, 1996, (ii) 30% on January 11, 1997 and (iii) 30% on
    January 11, 1998 and options to acquire the remaining 21,000 shares, which options expire on January 4, 2000, were repriced in 1995 with an exercise price of $8.50 per share and a vesting schedule of: (i) 50% on January 6, 1997 and (ii) 50% on January 6, 1998. See "Ten-Year Option Repricings" and "Compensation Committee Report on Executive Compensation."
(B) Options to acquire 40,800 of such shares at an exercise price of $13.75 per share, which options expire on January 11, 1999, are exercisable as follows:
    (i) 40% on January 11, 1996, (ii) 30% on January 11, 1997 and (iii) 30% on
    January 11, 1998 and options to acquire the remaining 19,200 shares, which options expire on January 4, 2000, were repriced in 1995 with an exercise price of $8.50 per share and a vesting schedule of: (i) 50% on January 6, 1997 and (ii) 50% on January 6, 1998. See "Ten-Year Option Repricings" and "Compensation Committee Report on Executive Compensation."
(C) Options to acquire these shares become exercisable on August 19, 1996.
(D) Options to acquire these shares are exercisable as follows: (i) 50% on October 4, 1996, (ii) 25% on October 4, 1997 and (iii) 25% on October 4, 1998.
(E) Mr. Spaight resigned from his position with the Company in January 1995 and, as a result, all of his options were cancelled.

                           TEN-YEAR OPTION REPRICINGS

     The following table sets forth information regarding the repricing of stock options during the last ten completed fiscal years.

                                                                                                           LENGTH OF
                                                                                                            ORIGINAL
                                                                                                             OPTION
                                  NUMBER OF SECURITIES  MARKET PRICE OF STOCK  EXERCISE PRICE    NEW     TERM REMAINING
                                   UNDERLYING OPTIONS        AT TIME OF          AT TIME OF    EXERCISE    AT DATE OF
          NAME            DATE          REPRICED              REPRICING          REPRICING      PRICE      REPRICING
- ------------------------ -------  --------------------  ---------------------  --------------  --------  --------------
Richard T. Huston....... 1/11/94         10,000(A)             $ 13.75             $33.50       $ 13.75      4 years
Michael H. Magusiak..... 1/11/94         10,000(A)               13.75              33.50         13.75      4 years
John T. Spaight......... 1/11/94         10,000(A)               13.75              33.50         13.75      4 years

- ---------------

(A) These options were forfeited in connection with the granting on January 11, 1994 of options to acquire 60,000 shares of Common Stock at an exercise price of $13.75 per share.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth, for each of the Named Executive Officers, information regarding his exercise of stock options during the fiscal year ended December 30, 1994 and the value of his unexercised stock options as of December 30, 1994. The closing price for the Company's Common Stock, as reported by the Nasdaq National Market, on December 30, 1994 (the last trading day of the fiscal year) was $7.675.

                               SHARES                  NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED IN-
                              ACQUIRED                      OPTIONS AT                   THE-MONEY OPTIONS AT
                                 ON       VALUE          DECEMBER 30, 1994                 DECEMBER 30, 1994
                              EXERCISE   REALIZED   (EXERCISABLE/UNEXERCISABLE)       (EXERCISABLE/UNEXERCISABLE)
                                (#)        (D)                  (#)                               ($)
                              --------   --------   ---------------------------       ---------------------------
Richard M. Frank (A)........       --          --                   0                              --
Richard T. Huston...........   16,875    $110,194              15,000(E)                            0(E)
                                                               60,000(U)(B)                         0(U)
Michael H. Magusiak.........   18,000    $124,172              15,000(E)                            0(E)
                                                               90,000(U)(B)                         0(U)
Larry G. Page...............       --          --                   0(E)                            0(E)
                                                               15,000(U)(B)                         0(U)
John T. Spaight (C).........       --          --              15,000(E)(C)                         0(E)
                                                               60,000(U)(B)(C)                      0(U)

- ---------------

(A) Does not include shares issued under the Stock Grant Plan. See "Summary Compensation Table."
(B)  See "Option Grants in Last Fiscal Year" table.
(C) Mr. Spaight resigned from his position with the Company in January 1995 and all such options were cancelled pursuant to the 1988 Option Plan.
(D) Calculated as the closing price of common stock on the date of exercise (minus the exercise price) multiplied by the number of shares acquired on exercise.
(E)  Options which are exercisable within 60 days of the date hereof.
(U)  Options which are not exercisable within 60 days of the date hereof.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The executive compensation program of the Company is designed as a tool to reinforce the Company's strategic principles -- to be a premier and progressive growth company with an objective of enhancing long-term stockholder value. To this end, the following principles have guided the development of the executive compensation program:

     - Provide competitive levels of compensation to attract and retain the best qualified executive talent. The Compensation Committee strongly believes that the caliber of the Company's management group makes a significant difference in the Company's success over the long-term.

     - Embrace a "pay-for-performance" philosophy by placing significant amounts of compensation "at risk" -- that is, a significant component of the compensation payouts to executives must vary according to the overall performance of the Company.

     - Directly link executives' interests with those of stockholders by providing opportunities for long-term incentive compensation based on changes in stockholder value.

     The executive compensation program is intended to appropriately balance the Company's short-term operating goals with its long-term strategy through a careful mix of base salary, annual bonuses (payable upon satisfaction by the Company of established revenue and profitability objectives) and long-term performance compensation through the issuance of stock options under the 1988 Option Plan.

     The compensation of the executive officers of the Company (excluding Mr. Frank) is reviewed and determined annually by the Compensation Committee. The compensation of such executive officers in 1994 was based on individual and corporate performances as well as assigned responsibilities. In establishing and reviewing executive compensation, consideration is also given to executive salary ranges of comparable companies. Individual performance is reflected in the officer's salary. Corporate performance is reflected in a bonus, payable annually if earned, to each officer, based on the achievement of targets for corporate revenue and profitability. Although no bonus compensation was actually paid to executive officers for services rendered in 1994, bonus compensation of each of the executive officers in 1994 would have been between 22% and 47.5% of the officer's salary at the 1994 target levels for revenue and profitability.

     The Stock Grant Committee and the Stock Option Committee are made up of the non-employee director members of the Compensation Committee. The Stock Grant Committee and Stock Option Committee ratify and approve option and grant recommendations, respectively, made by the Compensation Committee. No stock grants were awarded in 1994. However, the Compensation Committee determined the number of options to issue in accordance with the 1988 Option Plan based upon base salary and levels of responsibility.

     In January 1994, the Stock Option Committee issued to certain of the executive officers of the Company options to acquire 180,000 shares of Common Stock (each with an exercise price of $13.75 per share) in connection with the surrender by such individuals to the Company of previously granted options to acquire 30,000 shares of Common Stock (each with an exercise price of $33.50 per share). The issuance of these new options was determined to be in the best interests of the stockholders of the Company in order to properly incentivize such individuals to enhance stockholder value.

CEO PERFORMANCE EVALUATION

     Although Mr. Frank's salary is established by the terms of his Employment Agreement (see "Employment Agreements"), the Compensation Committee, excluding Mr. Frank, nevertheless annually evaluates his performance based on the same criteria as are applied to the other executive officers of the Company. Any future stock option issuances or restricted stock grants to Mr. Frank, and any increase in his annual base salary or the granting of a bonus, will be based on individual and corporate performance, applying similar factors for each as described above for the Company's other executives. The Compensation Committee would also consider the number of unvested shares available to Mr. Frank under his Employment Agreement and the Stock Grant Plan at such time.

     The Compensation Committee has also considered the potential impact of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), adopted under the Omnibus Budget Reconciliation Act of 1993. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. As discussed above, Mr. Frank's annual base salary is $1,000,000. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws. The Compensation Committee will continue to monitor the impact of such limitations on tax deductions and will take other appropriate actions if warranted in the future.

     The Compensation Committee is comprised of Messrs. Frank, Gumbiner and Troup. The Stock Option Committee and the Stock Grant Committee are both comprised of Messrs. Gumbiner and Troup.

                                          Richard M. Frank
                                          Anthony J. Gumbiner
                                          Brian M. Troup

                           COMPENSATION OF DIRECTORS

     Ms. Pharr and Messrs. Crocco, Lynch, Neeb and Talbot, who are not otherwise employed by the Company or by Hallwood or its affiliates, receive a retainer from the Company at the rate of $10,000 per year plus $750 for each meeting of the Board of Directors attended. Other directors, who are either officers or employees of the Company or employed by Hallwood or its affiliates, do not receive separate compensation for their services as directors of the Company.

                                  PROPOSAL 2:

                     INCREASE IN NUMBER OF SHARES AVAILABLE
                             UNDER 1988 OPTION PLAN

     The 1988 Option Plan became effective in December 1988. The purpose of the 1988 Option Plan is to secure for the Company and its stockholders the benefits of the incentives inherent in stock ownership by certain directors and key employees of the Company and its subsidiaries. The 1988 Option Plan is currently administered by the Stock Option Committee, which is comprised of Messrs. Gumbiner and Troup, who are not employed by the Company and who are ineligible to receive options under the 1988 Option Plan. The Stock Option Committee has the power to determine, in its discretion but subject to the limitations set forth in the 1988 Option Plan, the persons to whom options are granted, the number of shares covered by options and the exercise price of options. The Stock Option Committee also determines the conditions, if any, imposed upon the granting of options under the 1988 Option Plan. To date, the Stock Option Committee has issued options under the 1988 Option Plan to eligible directors (who are not members of the Stock Option Committee) and eligible employees in correlation with their respective responsibilities to the Company. However, see "Proposal 3: Addition of Formula Stock Option Plan." The periods over which ownership of such options vest in the optionees is based on the period over which the Stock Option Committee deems such incremental vesting of ownership appropriate in order to support the Company's long term strategic plans.

     In March 1993, the Stock Option Committee adopted, subject to stockholder approval, a proposal to increase the number of shares available for grant under the 1988 Option Plan from 1,098,025 to 1,348,025. This amendment was approved by the stockholders in June 1993.

     As a result, the aggregate number of shares of the Common Stock which may be issued pursuant to options granted under the 1988 Option Plan currently may not exceed 1,348,025. Options granted under the 1988 Option Plan which expire or terminate without being exercised may be regranted prior to termination of the 1988 Option Plan. The exercise price for an option granted under the 1988 Option Plan may be not less than the fair market value of the Common Stock as of the date of the grant. Options granted pursuant to the 1988 Option Plan are exercisable no later than five years after the date of the grant.

     The 1988 Option Plan terminates on December 31, 1998, and no option may be granted after such date pursuant to the 1988 Option Plan. Options granted under the 1988 Option Plan may not be exercised to any extent until the optionee has been continuously employed by the Company or a subsidiary for a period of at least one year after the date of grant. Payment for shares purchased pursuant to an option must be made at the time of exercise either in cash or in other shares of Common Stock.

     Options granted pursuant to the 1988 Option Plan may not be transferred, except upon death or pursuant to a qualified domestic relations order, and may only be exercised by the optionee, or, in the event of his death, by his heirs or estate. If an optionee who has been employed for more than one year ceases to be employed by the Company or its subsidiaries through termination or resignation, the optionee may exercise his option within ten business days following such termination or resignation, after which period of time any unexercised option terminates. Even though an optionee has not been employed for one year, upon his death, the option may be exercised by the optionee's heirs or estate within three months following the optionee's death, after which period of time any unexercised option terminates.

     The Stock Option Committee may amend, modify or terminate the 1988 Option Plan, including modification or waiver of terms as they may apply to individual optionees. In August 1994, the Stock Option

Committee amended the 1988 Option Plan to address certain technical issues affecting, among other things, the 1988 Option Plan's compliance with the provisions of Rule 16b-3 promulgated under the Exchange Act. A copy of the 1988 Option Plan, as amended, is attached hereto as Exhibit A. No amendment, modification or termination of the 1988 Option Plan may adversely affect the rights of any optionee under any then outstanding option contract without the consent of the optionee. The 1988 Option Plan provides for automatic adjustment to prevent dilution or enlargement of the optionees' rights in the event of a stock split, stock dividend or similar transaction.

     Under the Code, the holder of an option granted under the 1988 Option Plan will realize no taxable income upon the receipt of the option but will realize compensation upon the exercise of such option, taxable as ordinary income to the extent that the fair market value on the date of exercise exceeds the option price. The Company is entitled to a deduction from income in an equal amount at the time the optionee realizes such income. Upon a resale of shares acquired pursuant to exercise of an option by an optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as capital gain or loss.

     As of May 1, 1995, there were 112,502 shares available for grant under the 1988 Option Plan. As a result, in April 1995, the Stock Option Committee adopted, subject to the approval of the Company's stockholders, an amendment to the 1988 Option Plan providing that the number of shares of Common Stock which may be issued under the 1988 Option Plan would be increased from 1,348,025 to 1,848,025.

     The Board of Directors believes that the proposed amendment to the 1988 Option Plan will enable the Company and its stockholders, through future grants of stock options, to continue to secure the benefits of the incentives inherent in stock ownership by certain of its employees.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ABOVE DESCRIBED AMENDMENT TO THE 1988 OPTION PLAN.

                                  PROPOSAL 3:

                     ADDITION OF FORMULA STOCK OPTION PLAN

     In April 1995, the Board of Directors adopted the Formula Stock Option Plan, subject to the approval thereof by the Company's stockholders. Options to purchase up to 100,000 shares of Common Stock may be granted under the Formula Stock Option Plan. The Formula Stock Option Plan provides for the granting of nonqualified stock options to non-employee directors of the Company or its Affiliates (as defined in the Formula Stock Option Plan) (the "Non-employee Directors"). The goal of the Formula Stock Option Plan is to provide a means of retaining and attracting competent non-employee personnel to serve on the Board of Directors by extending to such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. The Formula Stock Option Plan would be administered by a committee comprised of the President and the Chief Financial Officer of the Company. A copy of the Formula Stock Option Plan is attached hereto as Exhibit B. The description of the Formula Stock Option Plan contained herein is not intended to be complete and is qualified in its entirety by reference to Exhibit B, which contains the complete text of the Formula Stock Option Plan.

     On the date the Formula Stock Option Plan is approved by the stockholders, each of Messrs. Gumbiner and Troup will be granted an option to purchase 7,500 shares of Common Stock. Any newly elected director would also receive an option for 7,500 shares upon election. Thereafter, on the fifth business day of each successive January, each Non-employee Director shall be granted an option to purchase 2,500 shares of Common Stock. The number of shares subject to such options shall be adjusted as a result of various changes in the capitalization of the Company. Fifty percent (50%) of the options granted under the Formula Stock Option Plan shall vest on each of the second and third anniversaries of the respective dates of grant.

     The exercise price of options granted under the Formula Stock Option Plan will be the average of the closing prices of the Common Stock as reported by the Nasdaq National Market for the five trading-day period ending on and including the date of grant. No option granted under the Formula Stock Option Plan will be transferable by the optionholder other than upon death or pursuant to a qualified domestic relations order. Options may be granted until five years following the date of adoption of the Formula Stock Option Plan. No option will be exercisable after the expiration of five years from its date of grant.

     Options granted under the Formula Stock Option Plan generally will become exercisable as set forth above. Upon the termination of the directorship of an optionholder for any reason other than death or on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, an option (to the extent otherwise exercisable on the date of such termination) will be exercisable by the optionholder at any time prior to the expiration date of the option or within thirty days after the date of such termination of the directorship, whichever is the shorter period. If an optionholder dies while serving as a member of the Board of Directors, the option will be exercisable (whether or not exercisable on the date of the death of such optionholder) at any time prior to the expiration date of the option or within ninety days after the date of death, whichever is the shorter period. An option granted under the Formula Stock Option Plan will automatically terminate as of the date the optionholder's directorship is terminated, if the directorship is terminated on account of any act of fraud or intentional misrepresentation, or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate.

     The Board of Directors may not amend any provision of the Formula Stock Option Plan relating to the amount and price of the Common Stock subject to the options granted thereunder or the timing of grants thereunder more than once every six months, other than to comport with changes in the Code, and applicable law. Any amendment to the Formula Stock Option Plan must be approved by the stockholders of the Company if the amendment would: (i) materially increase the aggregate number of shares of Common Stock which may be issued pursuant to options granted under the Formula Stock Option Plan, (ii) materially modify the requirements as to eligibility for participation in the Formula Stock Option Plan, or (iii) materially increase the benefits accruing to holders of options under the Formula Stock Option Plan.

     A Non-employee Director who is granted an option under the Formula Stock Option Plan will not be subject to federal income tax upon the grant of the option, and the Company will not be entitled to a tax deduction by reason of such grant. Subject to the following sentence, upon exercise of the option, the excess of the fair market value of the shares acquired on the exercise date over the exercise price will be considered compensation taxable as ordinary income to the optionholder, and the Company may claim a tax deduction at that time equal to the amount of taxable income realized by the optionholder, provided that applicable federal income tax withholding and reporting requirements are satisfied. If any profits associated with a sale of Common Stock acquired pursuant to the exercise of an option under the Formula Stock Option Plan could subject the optionholder to liability under the six-month provisions of Section 16(b) of the Exchange Act, there will be no concurrent federal income tax consequences to either the optionholder or the Company as a result of the exercise of such option. The inclusion of such profits as income to the optionholder is generally deferred until the earlier of: (i) the six-month period to which the preceding sentence refers, or (ii) the date on which the
Section 16(b) restrictions terminate. However, if the optionholder makes a timely and proper election under Section 83(b) of the Code to be taxed at the time shares of Common Stock are transferred to him or her, then the excess of the fair market value of shares of Common Stock on the exercise date over the exercise price will be taxed as ordinary income. Such election must be made within thirty days from the date of exercise. In the absence of such an election, the excess of the fair market value of shares of Common Stock on the date the Section 16(b) restrictions expire (or, if earlier, the date on which the six-month period referred to above expires) over the exercise price will be considered compensation taxable as ordinary income to the optionholder. The Company will be entitled to a tax deduction in an amount equal to the amount required to be recognized as ordinary income by the optionholder at the time the optionholder is subject to tax, provided that the applicable federal income tax withholding and reporting requirements are satisfied.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE FORMULA STOCK OPTION PLAN.

                                INDEMNIFICATION

     The bylaws of the Company provide for each director and officer of the Company to be indemnified by the Company, as of right, to the full extent permitted or authorized by the laws of the State of Kansas against any liability, judgment, fine, amount paid in settlement, cost and expense asserted or threatened against or incurred by such person in his capacity, or arising out of his status, as a director or officer. The Company's Restated Articles of Incorporation include a provision which eliminates director liability for monetary damages for breach of the director's duty of due care, as permitted under Kansas law.

                 COMPENSATION COMMITTEE AND BOARD OF DIRECTORS
                      INTERLOCKS AND INSIDER PARTICIPATION

     Richard M. Frank, Anthony J. Gumbiner and Brian M. Troup served on the Compensation Committee of the Board of Directors in 1994. The functions performed by the Compensation Committee are the: (i) recommendation of compensation, including performance bonuses, payable to the Company's executive officers (excluding Mr. Frank) and (ii) recommendation of performance bonuses for other employees of the Company. Mr. Frank is Chairman of the Board and Chief Executive Officer of the Company. Mr. Gumbiner is Chairman of the Board and Chief Executive Officer of Hallwood. Mr. Troup is President and Chief Operating Officer of Hallwood. See "Principal Holders of Capital Stock" and "Certain Relationships and Related Transactions." As discussed under the heading "Committees and Meetings of the Board of Directors," the Stock Option Committee and the Stock Grant Committee are both comprised of Messrs. Gumbiner and Troup.

     The Board of Directors is responsible for approving any amendment to either Mr. Frank's or Mr. Magusiak's employment agreement. See "Employment Agreements."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Board of Directors intends that transactions with officers, directors and affiliates will be entered into on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by at least a simple majority of the directors of the Company.

     With the exception of directors Pharr and Neeb, each of the directors of the Company who are not employees of the Company are also directors of Hallwood and Integra. As of May 1, 1995, Hallwood owned all of the common stock of Integra. See "Principal Holders of Capital Stock" and "Business History of Executive Officers and Directors."

     Effective January 1989, the Company agreed to pay to Hallwood $125,000 per year, in consideration for financial and management consulting services being rendered to the Company by Hallwood in the ordinary course of business. The Company's agreement with Hallwood will continue at the discretion of the Board of Directors for such time and in such amounts as may be authorized so as to fairly compensate Hallwood for its services.

     In consideration for rent reductions resulting from Hallwood's negotiation of the Company's home office lease agreement in December 1990, the Company assigned to Hallwood its sublease interest in the portion of the home office building subleased to Integra, with a fair value of approximately $120,000 per year.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative monthly total stockholder return (change in share price plus reinvestment of any dividends) on the Company's Common Stock since January 3, 1989 (the date the Company's Common Stock first traded on the NASDAQ system), versus two indexes. The graph assumes $100 was invested on January 3, 1989. The Company has not paid any cash dividends on its Common Stock during the applicable period. The share price of the Company's Common Stock has been adjusted for three-for-two stock splits in the form of stock dividends distributed on March 26, 1991 and March 20, 1992.

     The Company's Common Stock is labelled on the graph as "SHBZ." The index labelled "Eating and drinking places," which was prepared by the Center for Research in Securities Prices ("CRSP") at The University of Chicago, Graduate School of Business, 1101 East 58th Street, Chicago, Illinois 60637 (telephone 312-702-7467) measures the total return (weighted for the market capitalization of the component companies) on the approximately 144 domestic and foreign companies which operate restaurants or other eating and drinking places (SIC Code 58) and whose equity securities are traded on the NASDAQ National Market or the NASDAQ Small-Cap Market. The identities of the companies included in the "Eating and drinking places" index will be made available in a prompt manner to any stockholder upon written request addressed to Investor Relations at the Company's Irving address. The index labelled "NASDAQ," also prepared by CRSP, measures the total return on the approximately 4,000 United States companies whose common stock is traded on the NASDAQ National Market or the NASDAQ Small-Cap Market.

                                  [CRC GRAPH]

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and the persons who own more than ten percent of the Company's Common Stock to file initial reports of ownership of Common Stock and reports of changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and to furnish the Company with copies of such reports. Based on review of such copies and other records of the Company, the Company has no reason to believe that any reports were untimely filed or that any Form 5 filings were made by any executive officers, directors or persons owning more than ten percent of the Company's Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP served as the Company's independent public accountants for the fiscal year ending December 30, 1994. A representative of Deloitte & Touche LLP is expected to be present and available at the Annual Meeting of stockholders to respond to appropriate questions and will be given an opportunity to make a statement, if desired.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the 1996 annual meeting of stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by the Company, must deliver such proposal to the Company at its principal executive offices, no later than January 8, 1996, in such form as is required under regulations promulgated by the Securities and Exchange Commission.

                                 MISCELLANEOUS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors and regular officers and employees of the Company by means of personal interview, telephone or telegram. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses of such solicitation.

                                          By Order of the Board of Directors,

                                          ALICE WINTERS
                                          Assistant Secretary

Irving, Texas
May 4, 1995

                                                                       EXHIBIT A

                            SHOWBIZ PIZZA TIME, INC.

                        NON-STATUTORY STOCK OPTION PLAN

     SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under the laws of the State of Kansas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for certain individuals who are directors or key employees of the Company or its subsidiaries, as follows:

     1. Purpose of Plan. The purpose of this Non-Statutory Option Plan (the "Plan") is to encourage certain individuals who are directors or key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

     2. Effectiveness of Plan. The provisions of this Plan became effective on December 30, 1988.

     3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be "disinterested persons," as defined in Rule 16b-3(c)(2)(i), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have full power and authority to construe, interpret and administer the Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of the Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

     4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are currently directors or key employees and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company. Options shall not be granted to any individual while he is a member of the Committee.

     5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 1,348,025. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

     6. Option Contract. Each option granted under this Plan shall be evidenced by a non-statutory stock option contract which shall be signed by an officer of the Company and by the individual to whom the option is granted (the "optionee"). The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The granting of an option under this Plan shall be deemed to occur on the date on which the contract evidencing such option is executed by the Company and the optionee, and every optionee, upon the execution of a contract shall be bound by the terms and restrictions of this Plan and such contract.

     7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

     8. Period and Exercise of Option. (a) Period -- Subject to the provisions of Sections 9 and 10 hereof with respect to the death or termination of employment of an optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than five (5) years from the date on which the option is granted (the "Granting Date").

     (b) Employment -- The Option may not be exercised to any extent until the optionee has been continuously, for a period of at least one (1) year after the Granting Date, employed by the Company or a subsidiary of the Company.

     (c) Exercise -- Any Option granted under this Plan may be exercised by the optionee only by delivering to the Company written notice of the number of shares with respect to which he is exercising his option right, paying in full the option price of the purchased shares, and furnishing to the Company a representation in writing signed by the optionee that he is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option contract.

     (d) Payment for shares -- Payment for shares of Common Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common Stock.

     (e) Delivery of certificates -- As soon as practicable after receipt by the Company of the notice and representation described in Subsection (c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the optionee and shall be delivered to the optionee. However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor. Neither any optionee, nor the legal representative, legatee or distributee of any optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

     (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the optionee or other person exercising the option pay any sums that Federal, state or local tax law requires to be withheld with respect to the exercise. The Company shall not be obligated to advise any optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon the exercise of an option, if tax withholding is required, an optionee may, with the consent of the Committee, have shares of Common Stock withheld ("Share Withholding") by the Company from the shares otherwise to be received; provided, however, that if the optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of the Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

     9. Termination of Employment. If an optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he shall have served in such capacity continuously for at least one (1) year from the Granting Date, he may, but only within ten (10) business days next succeeding such cessation, exercise his option to the extent that he was entitled to exercise it at the date of such cessation. Nothing in this Plan or any stock option contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the optionee as an employee.

     10. Death of optionee. In the event of the death of an optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such optionee's rights under the option pass by operation of the optionee's will or the laws of descent and distribution, at any time within a period of three (3) months following the death of the optionee (even though such period is later than the expiration date of the option as specified in Section 8(a) and in the respective stock option contract). Such option shall be exercisable even though the optionee's death occurs before he has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

     11. Nontransferability of Options. Each option granted under this Plan shall not be transferable or assignable by the optionee other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order and during the lifetime of the optionee may otherwise be exercised only by him.

     12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option. The provisions of this Section shall not apply to the one-for-ten reverse stock split proposed for adoption at the 1988 annual meeting of the stockholders of the Company.

     13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after December 31, 1998, on which date this Plan shall expire except as to options then outstanding under the Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date amend, modify or terminate the Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any optionee under any then outstanding option granted hereunder without the consent of such optionee.

     Termination of Old Option Contract and Grant of New Option Contract. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option contract previously granted to the optionee which has not yet been terminated or been exercised.

                                                                       EXHIBIT B

                            SHOWBIZ PIZZA TIME, INC.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                            SHOWBIZ PIZZA TIME, INC.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ARTICLE I -- PURPOSE AND ADMINISTRATION.................................................  B-1
     1.1   Purpose......................................................................  B-1
     1.2   Administration...............................................................  B-1
     1.3   Participation................................................................  B-1
     1.4   Stock Subject to the Plan....................................................  B-1
     1.5   Restrictions on Exercise.....................................................  B-1

ARTICLE II -- STOCK OPTIONS.............................................................  B-1
     2.1   Grant and Option Price.......................................................  B-1
     2.2   Stock Option Agreement.......................................................  B-2
     2.3   Option Period................................................................  B-2
     2.4   Vesting and Exercise of Options..............................................  B-2
     2.5   Non-Transferability of Options...............................................  B-2
     2.6   Termination of Directorship..................................................  B-2
     2.7   Issuance of Stock Certificates...............................................  B-3

ARTICLE III -- OTHER PROVISIONS.........................................................  B-3
     3.1   Adjustments Upon Changes in Capitalization...................................  B-3
     3.2   Continuation of Directorship.................................................  B-3
     3.3   Amendment and Termination....................................................  B-4
     3.4   Time of Exercise.............................................................  B-4
     3.5   Privileges of Stock Ownership and Non-Distributive Intent....................  B-4
     3.6   Effective Date of the Plan...................................................  B-4
     3.7   Expiration...................................................................  B-4
     3.8   Governing Law................................................................  B-4
     3.9   Application of Funds.........................................................  B-4
     3.10  No Liability for Good Faith Determinations...................................  B-4
     3.11  Information Confidential.....................................................  B-4
     3.12  Execution of Receipts and Releases...........................................  B-5
     3.13  No Guarantee of Interests....................................................  B-5
     3.14  Payment of Expenses..........................................................  B-5
     3.15  Company Records..............................................................  B-5
     3.16  Information..................................................................  B-5
     3.17  No Liability of Company......................................................  B-5
     3.18  Company Action...............................................................  B-5
     3.19  Severability.................................................................  B-5
     3.20  Notice.......................................................................  B-5
     3.21  Waiver of Notices............................................................  B-5
     3.22  Successors...................................................................  B-5
     3.23  Headings.....................................................................  B-5
     3.24  Word Usage...................................................................  B-5

                            SHOWBIZ PIZZA TIME, INC.

                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                   ARTICLE I

                           PURPOSE AND ADMINISTRATION

     1.1 Purpose. The purpose of the ShowBiz Pizza Time, Inc. Non-Employee Directors Stock Option Plan (the "Plan") is to strengthen ShowBiz Pizza Time, Inc. (the "Company") by providing a means of retaining and attracting competent non-employee personnel to serve on its board of directors by extending such individuals added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. In order to effectuate this intent, the Company will, pursuant to this Plan, grant to each non-employee director the herein specified options to acquire shares of common stock of the Company ("Common Stock"), which options shall vest over a specified period of time.

     1.2 Administration. The Plan shall be administered by a committee (the "Committee") which shall be comprised of the President of the Company and the Chief Financial Officer of the Company.

     Subject to the express provisions of the Plan, the Committee shall have powers and authorities which are exclusively ministerial in nature, including the authority to construe and interpret the Plan, to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all such matters referred to in this Plan shall be conclusive. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

     1.3 Participation. Each member of the Board of Directors of the Company (the "Board") who is not employed by the Company or any Affiliate (collectively, the "Non-Employee Directors") shall be eligible and shall participate in the Plan. For purposes of the Plan, the term "Affiliate" shall mean any entity in which the Company directly or through intervening subsidiaries owns twenty-five percent (25%) or more of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, a twenty-five percent (25%) or more interest in the capital and profits.

     1.4 Stock Subject to the Plan.  Subject to adjustment as provided in
Section 3.1 hereof, the stock to be offered under the Plan shall be treasury shares or shares of the Company's authorized but unissued Common Stock (hereinafter collectively called "Stock"). The aggregate number of shares of Stock to be issued upon exercise of all options granted under the Plan shall not exceed 100,000 shares, subject to adjustments as set forth in Section 3.1 hereof. If any option granted hereunder shall lapse or terminate for any reason without having been fully exercised, the shares subject thereto shall again be available for purposes of the Plan.

     1.5 Restrictions on Exercise. No option granted hereunder may be exercised until a registration statement under the Securities Act of 1933, as amended (the "Act"), relating to the Stock issuable upon exercise of such option has been filed with, and declared effective by, the Securities and Exchange Commission (the "Commission"), and there is available for delivery a prospectus meeting the requirements of Section 10 of the Act, or until the Committee has determined that the issuance of Stock upon such exercise is exempt from the registration and prospectus requirements of the Act.

                                   ARTICLE II

                                 STOCK OPTIONS

     2.1 Grant and Option Price. (a) On the effective date of this Plan, Anthony J. Gumbiner and Brian M. Troup shall each be granted an option to purchase 7,500 shares of Stock. Thereafter, on the day a Non-Employee Director is first elected or appointed to the Board, such Non-Employee Director shall be granted an option to purchase 7,500 shares of Stock.

     (b) On the fifth Business Day in January of the year following the effective date of the Plan, each Non-Employee Director who was previously elected to the Board and who continues to serve in such capacity at such time shall be granted an option to purchase 2,500 shares of Stock. For purposes of the Plan, the term "Business Day" shall mean a day on which the Nasdaq National Market is open for business and is conducting normal trading activity.

     (c) The purchase price of the Stock covered by each option granted under the Plan shall be equal to the Fair Market Value of such Stock on the grant date. For purposes of the Plan, the term "Fair Market Value" shall mean the average of the closing prices of the Common Stock as reported by the Nasdaq National Market for the five trading-day period ending on and including the date of grant.

     (d) The total grant under both paragraphs (a) and (b) above shall be limited accordingly to the greatest number of whole shares of Stock which may thus be granted thereunder.

     2.2 Stock Option Agreement. Each option granted pursuant to the Plan shall be evidenced by a Stock Option Agreement ("Option Agreement"), in such form as the Committee shall require, between the Company and the Non-Employee Director to whom the option has been granted (the "Optionee").

     2.3 Option Period. Except as otherwise provided herein, each option and all rights or obligations thereunder shall expire on the fifth anniversary of the grant date (the "Expiration Date"), and shall be subject to earlier termination as hereinafter provided.

     2.4 Vesting and Exercise of Options. (a) Subject to Section 3.2 hereof, an option granted pursuant to Sections 2.1(a) or (b) hereof shall be exercisable only to the extent of shares that have vested in accordance with the following schedule:

                                                                           PORTION OF SHARES
                                                                            THAT ARE VESTED
                                                                             ON AND AFTER
                                                                           SUCH ANNIVERSARY
    ANNUAL ANNIVERSARY                                                        AND BEFORE
    OF DATE OF GRANT                                                       NEXT ANNIVERSARY
    ------------------                                                     -----------------
    First................................................................           0%
    Second...............................................................          50%
    Third................................................................         100%

     (b) The purchase price of the Stock purchased upon exercise of an option shall be paid in full in cash or by check at the time of each exercise of an option; provided, however, that if the Option Agreement so provides and upon receipt of all regulatory approvals, the person exercising the option may deliver in payment of a portion or all of the purchase price certificates for Common Stock of the Company, which shall be valued at the Fair Market Value of such Stock on the date of exercise of the option.

     2.5 Non-Transferability of Options. An option granted under the Plan shall, by its terms, be non-transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a qualified domestics relations order. During the Optionee's lifetime, the option shall be exercisable only by the Optionee or by the Optionee's duly appointed guardian or personal representative.

     2.6 Termination of Directorship. (a) If the directorship of the Optionee is terminated for any reason other than (i) death of the Optionee, or (ii) on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, an option (to the extent otherwise exercisable on the date of such termination) shall be exercisable by the Optionee at any time prior to the Expiration Date of the option or within thirty (30) days after the date of such termination of the directorship, whichever is the shorter period.

     (b) If an Optionee dies while serving as a member of the Board, the option shall be exercisable (whether or not exercisable on the date of the death of such Optionee) by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said option or shall die intestate, by the Optionee's legal representative or representatives, at any time prior to the Expiration Date of the option or within ninety (90) days after the date of such death, whichever is the shorter period. If an

Optionee dies during the thirty (30) day period described in subsection (a) above, the option shall be exercisable (but only to the extent exercisable on the date of death of such Optionee) by the person or persons described above at any time within the thirty (30) day period described in subsection (a) above or within ninety (90) days after the date of such death, whichever is the longer period, but in no event after the Expiration Date of the option.

     (c) The option of a Non-Employee Director shall automatically terminate as of the date his or her directorship is terminated, if the directorship is terminated on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate.

     2.7 Issuance of Stock Certificates. Upon exercise of an option, but subject to the provisions of Section 3.5 of the Plan, the person exercising the option shall be entitled to one stock certificate evidencing the shares acquired upon such exercise; provided, however, that any person who tenders Common Stock in payment of a portion or all of the purchase price of Stock purchased upon exercise of the option shall be entitled to receive a separate certificate representing the number of shares purchased in consideration of the tender of such Common Stock.

                                  ARTICLE III

                                OTHER PROVISIONS

     3.1 Adjustments Upon Changes in Capitalization. (a) If a dividend or stock split shall be hereinafter declared upon the Common Stock of the Company payable in shares of Common Stock of the Company, the number of shares of Common Stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or stock split.

     (b) If the outstanding shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split, combination of shares, merger or consolidation, then there shall be substituted for each share of Stock subject to any such option and for each share of Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

     (c) If there shall be any change, other than as specified above in subsection (a) and (b), in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Option Agreement.

     (d) In the case of any such substitution or adjustment as provided for in this Section 3.1, the option price in each Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such adjustment provided for in this
Section 3.1 shall be made. No adjustment or substitution provided for in this
Section 3.1 shall require the Company pursuant to any Option Agreement to sell a fractional share, and the total substitution or adjustment with respect to each Option Agreement shall be limited accordingly.

     3.2 Continuation of Directorship. Nothing contained in this Plan (nor in any option granted pursuant to this Plan) shall confer upon any Non-Employee Director any right to continue as a member of the Board or constitute any contract or agreement or interfere in any way with the right of the Company to remove such

Non-Employee Director from the Board. Nothing contained herein or in any Option Agreement shall affect any other contractual rights of a Non-Employee Director.

     3.3 Amendment and Termination. The Board may at any time suspend or terminate the Plan. No option may be granted during any suspension of the Plan or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

     The Board may at any time amend the Plan as it shall deem advisable without further action on the part of the stockholders of the Company, provided, that the Board may not amend any provision of the Plan relating to the amount and price of Stock subject to the options granted hereunder or the timing of grants hereunder more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act, or the rules thereunder, and provided further, that any amendment to the Plan must be approved by the stockholders of the Company if the amendment would (a) materially increase the aggregate number of shares of Stock which may be issued pursuant to options granted under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to holders of options under the Plan.

     3.4 Time of Exercise. An option shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the person entitled to exercise the option together with payment of the purchase price made in accordance with Section 2.4 of the Plan.

     3.5 Privileges of Stock Ownership and Non-Distributive Intent. The holder of an option shall not be entitled to the privilege of stock ownership as to any shares of Stock not actually issued and delivered to the holder. Subject to the provisions of Section 1.5 above, upon exercise of an option for Stock at a time when there is not in effect under the Act a registration statement relating to the Stock issuable upon exercise thereof or not available for delivery a prospectus meeting the requirements of Section 10 of the Act, the holder of the option shall execute a stock purchase agreement in which he shall represent and warrant in writing to the Company that, inter alia, the shares of Stock purchased are being acquired for investment and not with a view to the resale or distribution thereof. No shares of Stock shall be issued upon the exercise of any option unless and until there shall have been compliance with any then applicable requirements of the Commission, other regulatory agencies having jurisdiction and any exchanges upon which securities subject to the option may be listed.

     3.6 Effective Date of the Plan. The Plan shall be effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and the Company's outstanding shares of preferred stock, voting as one class, present and entitled to vote at a meeting duly held or by the written consent of the holders of a majority of the Common Stock and the Company's outstanding shares of preferred stock, voting as one class, entitled to vote.

     3.7 Expiration. Unless previously terminated or extended by the Board, the Plan shall expire at the close of business on the date which is the last day of the five (5) year period beginning on the date on which the stockholders approve the Plan, and no option shall be granted under it thereafter, but such expiration shall not affect any option theretofore granted.

     3.8 Governing Law. The Plan and the options issued hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that State.

     3.9 Application of Funds. The proceeds received by the Company from the sale of shares pursuant to options shall be used for general corporate purposes.

     3.10 No Liability for Good Faith Determinations. Neither the members of the Board nor any member of the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any option granted under it.

     3.11 Information Confidential. As partial consideration for the granting of each option hereunder, the Optionee shall agree with the Company that he will keep confidential all information and knowledge which he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be given in confidence to the Optionee's spouse or to a financial institution to the extent that such information is necessary.

     3.12 Execution of Receipts and Releases. Any payment or any issuance or transfer of shares of Stock to the Optionee, or to his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require any Optionee, legal representative, heir, legatee or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

     3.13 No Guarantee of Interests. Neither the Board nor the Company guarantees the Stock from loss or depreciation.

     3.14 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.

     3.15 Company Records. Records of the Company and any Affiliate regarding the Optionee's period of service, termination of service and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Board to be incorrect.

     3.16 Information. The Company and any Affiliate shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.

     3.17 No Liability of Company. The Company assumes no obligation or responsibility to the Optionee or his or her personal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Board or the Committee.

     3.18 Company Action. Any action required of the Company shall be by resolution of the Board or by a person authorized to act by Board resolution.

     3.19 Severability. If any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     3.20 Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Except as otherwise provided in Section 3.4 of this Plan, any notice required or permitted to be delivered hereunder shall be deemed to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third (3rd) business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or an Optionee may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notice. Until it is changed in accordance herewith, the Company and each Optionee shall specify as its and his address for receiving notice the address set forth in the Option Agreement pertaining to the shares to which such notice relates.

     3.21 Waiver of Notices. Any person entitled to notice hereunder may waive such notice.

     3.22 Successors. The Plan shall be binding upon the Optionee, his or her heirs, legatees and legal representatives, upon the Company, its successors and assigns and upon the Board and its successors.

     3.23 Headings. The titles and headings of sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     3.24 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.

                                    PROXY


                           SHOWBIZ PIZZA TIME, INC.

                          4441 West Airport Freeway
                             Irving, Texas 75062

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Larry G. Page and Richard T. Huston, and each of them as proxies, with full power of substitution and revocation, and appoints them to represent and vote, as designated on the reverse side, all of the shares of Common Stock or Preferred Stock of ShowBiz Pizza Time, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of ShowBiz Pizza Time, Inc. to be held on June 8, 1995, or at any adjournment thereof.



            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE


                CONTINUED AND TO BE SIGNED ON REVERSE SIDE         /SEE REVERSE
                                                                       SIDE/

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.

                                                                                                FOR    AGAINST    ABSTAIN
1. ELECTION OF DIRECTORS                                   2. Proposal to authorize an          / /      / /        / /
NOMINIES: Richard M. Frank, Anthony J. Gumbiner               increase in the number of
          and Michael H. Magusiak                             shares available for
                                                              issuance pursuant to the
     / /   FOR        / / WITHHELD                            Company's current 1988
           ALL            FROM ALL                            Non-Statutory Stock Option
         NOMINEES         NOMINEES                            Plan.

                                                                                                FOR    AGAINST    ABSTAIN
                                 MARK HERE   / /           3. Proposal to adopt a Non-          / /      / /        / /
                                 FOR ADDRESS                  Employee Directors Stock
                                 CHANGE AND                   Option Plan.
                                 NOTE BELOW
                                                           4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
______________________________________                        SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
For all nominees except as noted above
                                                           When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other
                                                           authorized officer. If a partnership, please in partnership name by authorized person.

Please sign exactly as name appears above. When shares     Signature __________________________ Date _________________
are held by joint tenants, both should sign. (Please       Signature __________________________ Date _________________
make any address corrections above.)